Exhibit 5.1

August 12, 2020
Ambac Financial Group, Inc.
One World Trade Center
New York, NY 10007
Re:    Registration Statement on Form S-8
Ladies and Gentlemen:
This opinion is furnished by me as Senior Managing Director and General Counsel of Ambac Financial Group, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”) filed with the Securities and Exchange Commission (the “Commission”) with respect to 1,475,000 shares (the “Shares”) of common stock, par value $0.01 per share of the Company, to be issued from time to time pursuant to the Ambac Financial Group, Inc. 2020 Incentive Compensation Plan (the “Plan”).
In preparing this opinion, I have examined the Registration Statement and have examined originals or copies, certified or otherwise identified to my satisfaction, such documents, corporate records, certificates and other instruments as I have deemed necessary or appropriate to enable me to render the opinion expressed below. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such copies.
I am a member of the Bar of the State of New York and I do not express any opinion as to the laws of any other jurisdiction other than the General Corporation Law of the State of Delaware, to the extent referred to specifically herein.
Based upon and subject to the foregoing, I am of the opinion that when issued and delivered by the Company in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and non-assessable.
I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not consider that I am an “expert” within the meaning of such term as used in the Act, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.
Very truly yours,
/s/ Stephen M. Ksenak
Stephen M. Ksenak
Senior Managing Director and General Counsel